Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Reports Strong Fourth Quarter and Second Half Results; Well-Positioned on EPS and FCF in 2020

•	4Q19 revenue $4.8 billion; up 190% GAAP and 10% versus prior-year combined[1]

•	4Q19 GAAP EPS from continuing operations down 6% to $1.77; non-GAAP[2] up 28% versus prior-year combined to $2.85

•	4Q19 operating cash flow of $858 million and adjusted free cash flow[3] of $831 million

•	2H19 revenue $9.2 billion, GAAP EPS from continuing operations $3.68, non-GAAP[2] EPS $5.43, operating cash flow $939 million and adjusted free cash flow[3] $1.45 billion

•	CY19 combined revenue $18.1 billion, GAAP EPS from continuing operations $7.90, non-GAAP[2] EPS $10.08, operating cash flow $1.7 billion and adjusted free cash flow[3] $2.46 billion

•	Initiated CY20 guidance: revenue up 5% - 7%, GAAP EPS $8.35 - $8.75, non-GAAP[2] EPS $11.35 - $11.75, operating cash flow $2.8 - $2.9 billion and adjusted free cash flow[3] $2.6 - $2.7 billion
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Melbourne, Florida, February 4, 2020 — L3Harris Technologies, Inc. (NYSE:LHX) reported fourth quarter 2019 revenue of $4.8 billion, up 10% compared with prior-year combined revenue. GAAP earnings per diluted share (EPS) from continuing operations decreased 6% to $1.77, and non-GAAP EPS2 increased 28% versus prior-year combined EPS to $2.85. Net income increased 77% to $399 million, and adjusted earnings before interest and taxes (EBIT)2 increased 28% versus prior-year combined EBIT2 to $835 million, with margin expansion of 240 basis points (bps) to 17.3%.
"We ended the year on a high note, capping a strong second half with double-digit revenue growth, margin expansion in every segment and robust free cash flow while returning $1.8 billion to shareholders," said William M. Brown, Chairman and Chief Executive Officer. "With a well-funded defense budget, integration progressing ahead of schedule and momentum building on operational excellence, we are well positioned to generate strong earnings and free cash flow growth in 2020 and beyond."

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1In this release, "combined" means, in the case of prior-year results, L3 and Harris combined results for the applicable prior-year period on the basis described in the Basis of Preparation paragraphs below, including regarding adjustments for certain items; and in the case of full-year calendar 2019 results, including L3 results for the first half of 2019 on the same basis.
2Excludes discontinued operations, as applicable, and merger deal and integration costs and amortization of acquisition-related intangibles and other prior-period items; refer to Basis of Preparation paragraphs below and non-GAAP financial measure reconciliations in the tables.
3Adjusted to add back cash flow for merger deal and integration costs and pension pre-funding; refer to non-GAAP financial measure reconciliations in the tables.

Summary Financial Results

($ millions, except per share data)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
(GAAP comparison)
Revenue	$4,832	$1,666	190%	$9,263	$3,208	189%	$12,856	$6,431	100%
Net income	$399	$225	77%	$834	$438	90%	$1,345	$847	59%
Net income margin	8.3%	13.5%	(520)bps	9.0%	13.7%	(470)bps	10.5%	13.2%	(270)bps
Earnings per share	$1.77	$1.88	(6%)	$3.68	$3.66	1%	$7.90	$7.01	13%

(Combined non-GAAP comparison)[4]
Revenue	$4,832	$4,382	10%	$9,240	$8,392	10%	$18,074	$16,404	10%
Adjusted EBIT	$835	$654	28%	$1,601	$1,266	26%	$2,995	$2,456	22%
Adjusted EBIT margin	17.3%	14.9%	240bps	17.3%	15.1%	220bps	16.6%	15.0%	160bps
Earnings per share	$2.85	$2.22	28%	$5.43	$4.26	27%	$10.08	$7.92	27%

Revenue increased 10% for the quarter, second half and full-year versus prior-year combined revenue, with strong growth across Integrated Mission Systems, Space and Airborne Systems and Communication Systems. GAAP EPS increased 1% for the second half and increased 13% for the year driven by higher volume from the L3Harris merger, strong operational performance, the gain on the sale of the Harris Night Vision business in the third quarter, integration savings and higher pension income, partially offset by integration costs, including facility consolidation, and a step-up in deal-related amortization. Non-GAAP EPS4 was up 28% for the quarter and 27% for the second half and full-year versus prior-year non-GAAP EPS4 from higher volume, strong operational performance and integration savings, partially offset by a higher tax rate net of lower interest expense. Full-year combined adjusted EBIT4 margin expanded 160 bps to 16.6% and funded book-to-bill was 1.04.

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4Non-GAAP adjustments exclude discontinued operations and merger deal and integration costs and amortization of acquisition-related intangibles and other prior-period items; combined non-GAAP prior-year results reflect L3 and Harris combined results for the applicable prior-year period on the basis described in the Basis of Preparation paragraphs below, including regarding adjustments for certain items; combined non-GAAP full-year calendar 2019 results include L3 results for the first half of 2019 on the same basis; refer to Basis of Preparation paragraphs below and non-GAAP financial measure reconciliations in the tables.

Segment Results5

Integrated Mission Systems

($ millions)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
Revenue	$1,471	$1,331	11%	$2,774	$2,517	10%	$5,387	$4,851	11%
Operating income	$197	$148	33%	$377	$293	29%	$694	$564	23%
Operating margin	13.4%	11.1%	230bps	13.6%	11.6%	200bps	12.9%	11.6%	130bps

4Q19 Results:
Revenue increased 11% primarily driven by the ISR and Electro Optical businesses. Operating income grew 33% to $197 million, and margin expanded 230 bps to 13.4%, driven by volume, merger-related accretion and operational excellence, partially offset by program mix.
Order momentum continued in ISR aircraft missionization with $398 million in orders for advanced capabilities across the Big Safari fleet, bringing total funding for the year to more than $1.7 billion on this long standing U.S. Air Force program.
The company also leveraged investments in maritime systems and received an award for up to $500 million under a new competitive classified maritime program, alongside $30 million in awards from the Indonesian Navy for integrated platform management systems and mast raising equipment, strengthening its position as a leading global supplier of maritime solutions.
Domestic and international demand for L3Harris electro-optical systems remained strong. L3Harris received more than $200 million in domestic awards, including a production order for F-35 sensor systems under LRIP 14, $25 million for high-altitude sensors for a U.S. government customer and $23 million from the U.S. Navy supporting maritime platforms. The company also reinforced its international foothold with a $30 million award for airborne turret systems from an existing customer in the Middle East.
2H19 and CY19 Results:
Second half segment revenue increased 10%, operating income increased 29% and operating margin expanded 200 bps to 13.6%. Full-year segment revenue increased 11% with a funded book-to-bill of 1.06, and operating margin expanded 130 bps to 12.9%.

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5To aid with year-over-year comparability due to the new segment structure following the L3Harris merger, all prior-year segment results reflect L3 and Harris combined results for the applicable prior-year period, on the basis described in the Basis of Preparation paragraphs below, and all full-year calendar 2019 segment results include L3 results for the first half of calendar 2019 on the same basis. Refer to the tables for actual prior-year and full-year calendar 2019 segment results and related reconciliations.

Space and Airborne Systems

($ millions)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
Revenue	$1,198	$1,068	12%	$2,360	$2,039	16%	$4,661	$4,015	16%
Operating income	$216	$199	9%	$442	$363	22%	$860	$711	21%
Operating margin	18.0%	18.6%	(60)bps	18.7%	17.8%	90bps	18.5%	17.7%	80bps

4Q19 Results:
Revenue increased 12% from a ramp in modernization on the F-35 platform in Avionics, increased production on B-52 aircraft in Electronic Warfare and growth in ground-based adjacencies and exquisite systems in classified areas. Operating income increased 9% to $216 million and margin was 18.0%, as higher volume, strong program execution, integration savings and pension income were more than offset by higher investments and program mix.
Momentum in space sensing, payload expertise and small satellite technology led to wins with significant follow-on opportunities in Space:

•	Multi-vendor award to design and develop space sensors under the initial phase of the Hypersonic and Ballistic Tracking Space Sensor program

•	Sole-source IDIQ to provide secure protection for satellite command, telemetry, crosslink and payload communications links

•	Multi-million-dollar award for small satellites from a legacy customer, reinforcing the company's credibility as a responsive mission prime
L3Harris continued to strengthen its position in Electronic Warfare and Avionics with more than $200 million in orders on long-term platforms (F-35, F/A-18 and F-16), increasing total orders for the year to more than $1 billion on these platforms.
2H19 and CY19 Results:
Second half segment revenue increased 16%, operating income increased 22% and operating margin expanded 90 bps to 18.7%. Full-year segment revenue increased 16% with a funded book-to-bill of 1.01. Operating income increased 21% and operating margin expanded 80 bps to 18.5%.

Communication Systems

($ millions)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
Revenue	$1,119	$1,016	10%	$2,151	$1,949	10%	$4,277	$3,853	11%
Operating income	$259	$227	14%	$493	$426	16%	$952	$820	16%
Operating margin	23.1%	22.3%	80bps	22.9%	21.9%	100bps	22.3%	21.3%	100bps

4Q19 Results:
Revenue increased 10% from a ramp in U.S. DoD modernization programs in Tactical Communications and Integrated Vision Solutions as well as increased demand with state and federal customers in Public Safety. Operating income increased 14% to $259 million, and margin expanded 80 bps to 23.1%, from strong operational performance and integration savings, partially offset by mix.
Tactical Communications received several significant awards to support U.S. DoD modernization and combat evolving international threats:

•
$96 million from the U.S. Special Operations Command (SOCOM) for the first full-rate production order under the $390 million Next Generation Tactical Communications multi-channel handheld IDIQ program - a key milestone in SOCOM's multi-year modernization strategy

•	$50 million sole-source order from the U.S. Marine Corps for next-generation manpacks as part of its High Frequency Radio II modernization program

•	$38 million from the U.S. Army for next-generation radios and related equipment, the second low rate production order under the U.S. Army's $3.9 billion 2-Channel Leader Radio IDIQ program

•
$170 million contract with $58 million in initial funding from a country in the Middle East to provide Falcon III® and Single-Channel Ground and Airborne Radio Systems (SINCGARS) radios for an armored vehicle platform

In addition, the company received a $100 million IDIQ contract from SOCOM to upgrade its existing fleet of Very Small Aperture Terminals, extending their service life.
The company also strengthened its position in unmanned aerial communication systems with a follow-on production order to supply airborne datalink hardware for the MQ-9 Reaper, increasing the total awarded IDIQ contract value to $44 million.
In Integrated Vision Solutions, the company received a follow-on contract to deliver additional specialized night vision equipment to the Australian Army under the LAND 53 Phase 1 program. This award follows the successful initial deliveries of the company's modernized night vision technology and increases the value of the program to $242 million.
2H19 and CY19 Results:
Second half segment revenue increased 10%, operating income increased 16% and operating margin expanded 100 bps to 22.9%. Full-year segment revenue increased 11% with a funded book-to-bill of 1.06. Segment operating margin expanded 100 bps to 22.3%.

Aviation Systems

($ millions)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
Revenue	$1,090	$1,017	7%	$2,038	$1,970	3%	$3,917	$3,835	2%
Operating income	$162	$76	113%	$289	$172	68%	$486	$352	38%
Operating margin	14.9%	7.5%	740bps	14.2%	8.7%	550bps	12.4%	9.2%	320bps

4Q19 Results:
Revenue increased 7% from growth in Defense and Commercial Aviation Products, partially offset by the previously announced competitive loss of the U.S. Air Force C-17 training contract. Operating income increased 113% to $162 million, and margin expanded 740 bps to 14.9%, driven by improved performance, including for Electron Devices and merger-related accretion.
Order momentum remained strong in Defense Aviation Products and included a $61 million order under a multi-year procurement contract for antenna and rotary products supporting the E-2D Advanced Hawkeye aircraft.
In Commercial Aviation Products, full-flight simulator demand increased in the quarter with orders from customers in Europe, Asia Pacific and the Middle East for 6 units, bringing the total to 10 simulators for the year.
In addition, the company furthered its strong position in pilot training solutions with $68 million in orders for International F-16 training systems with customers across three different countries.
2H19 and CY19 Results:
Second half segment revenue increased 3%, operating income increased 68% and operating margin expanded 550 bps to 14.2% driven by improved performance and integration savings. Full-year segment revenue increased 2% with a funded book-to-bill of 1.05. Operating income increased 38%, and operating margin expanded 320 bps to 12.4%.

Cash and Capital Deployment

($ millions)	Fourth Quarter			Second Half			Full Year
	4Q19	4Q18	Change	2H19	2H18	Change	CY19	CY18	Change
Operating cash flow	$858	$352	$506	$939	$469	$470	$1,655	$847	$808
Adjusted free cash flow[6]	$831	$987	$(156)	$1,449	$1,264	$185	$2,460	$1,929	$531

In the fourth quarter of calendar 2019, L3Harris generated $831 million in adjusted free cash flow6 and returned $915 million to shareholders through $750 million in share repurchases and $165 million in dividends. For the year, the company generated $2.46 billion in combined adjusted free cash flow6, up 28% versus prior-year combined adjusted free cash flow6.

Guidance
As a result of strong momentum and performance in 2019, L3Harris initiated the following guidance for 2020:

•	Organic revenue up 5% - 7% from combined full-year calendar 2019 revenue

•	GAAP EPS in a range of $8.35 - $8.75 and non-GAAP EPS[7] in a range of $11.35 - $11.75

•	Operating cash flow in a range of $2.8 - $2.9 billion; adjusted free cash flow[8] in a range of $2.6 - $2.7 billion

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6Adjusted to add back cash flow for merger deal and integration costs and pension pre-funding; refer to non-GAAP financial measure reconciliations in the tables.
7Excludes merger integration costs, amortization of acquisition-related intangibles and other items; refer to non-GAAP financial measure reconciliations in the tables.
8Adjusted to add back cash flow for merger deal and integration costs; refer to non-GAAP financial measure reconciliations in the tables.

Conference Call and Webcast
L3Harris will host a conference call today, February 4th, at 8:30 a.m. Eastern Time (ET) to discuss fourth quarter, second half and full-year calendar 2019 financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.l3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 12 p.m. ET on February 4th.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the fourth quarter, second half and full year of calendar 2019 and fourth quarter, second half and full year of calendar 2018; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the fourth quarter, second half and full year of calendar 2019 and fourth quarter, second half and full year of calendar 2018; free cash flow for the fourth quarter, second half and full year of calendar 2019 and fourth quarter, second half and full year of calendar 2018; adjusted free cash flow for the fourth quarter, second half and full year of calendar 2019 and fourth quarter, second half and full year of calendar 2018; expected earnings per diluted share from continuing operations for calendar 2020; and expected adjusted free cash flow for calendar 2020; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Basis of Preparation of Unaudited Combined L3 and Harris Historical Financial Information
As supplemental information to aid with year-over-year comparability following the L3Harris merger, this press release includes combined financial results in certain cases, with “combined” meaning, in the case of prior-year results, L3 and Harris combined results for the applicable prior-year period on the basis described in the paragraphs below, including regarding adjustments for certain items; and in the case of full year and first half 2019 results, including L3 results for the first half of 2019 on the same basis.
Specifically, this press release includes certain unaudited combined L3 and Harris historical financial information, which combines L3 and Harris historical operating results as if the businesses had been operated together during prior periods on the basis of the combined company’s four segment structure effective following the merger, but excluding the operating results of Harris’ Night Vision business (also excluded for the third quarter of 2019 for comparability) and L3's divested businesses, allocating Harris’ corporate department expense to the new segment structure and excluding Harris historical deal amortization (primarily related to Exelis) (the “Supplemental Unaudited Combined Financial Information”). L3Harris current-period adjusted results exclude, and L3Harris intends to continue to exclude in future-period adjusted results, all deal amortization (including L3 historical deal amortization). The Supplemental Unaudited Combined Financial Information has no impact on L3’s or Harris’ previously reported consolidated balance sheets or statements of income, comprehensive income, cash flows or equity.
For avoidance of doubt, the Supplemental Unaudited Combined Financial Information also is not intended to be, and is not, prepared consistent with the unaudited pro forma condensed combined financial information in Exhibit 99.7 to L3Harris’ Current Report on Form 8-K filed July 1, 2019 with the U.S. Securities and Exchange Commission (the “Pro Forma 8-K Filing”), which provides the pro forma financial information required by Item 9.01(b) of Form 8-K, or other pro forma financial information prepared in accordance with Article 11 of Regulation S-X that may be included in L3Harris periodic reports filed with the SEC (collectively with the pro forma information in Exhibit 99.7 to the Pro Forma 8-K Filing, the “Pro Forma Financial Information”). For instance, the Supplemental Unaudited Combined Financial Information does not give effect to the L3Harris merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 805, Business Combinations (“ASC Topic 805”), with Harris treated as the legal and accounting acquirer, and was not prepared to reflect the merger as if it occurred on the first day of any of the fiscal periods presented. The Supplemental Unaudited Combined Financial Information has not been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, or (3) expected to have a continuing impact on the combined results of L3 and Harris. More specifically, other than excluding the operating results of Harris’ Night Vision business and L3's divested businesses, allocating Harris’ corporate department expense to the combined company’s four segment structure and excluding Harris historical deal amortization (primarily related to Exelis), the Supplemental Unaudited Combined Financial Information does not reflect the types of pro forma adjustments in the Pro Forma Financial Information. Consequently, the Supplemental Unaudited Combined Financial Information is intentionally different from, but does not supersede, the Pro Forma Financial Information.
In addition, the Supplemental Unaudited Combined Financial Information does not purport to indicate the results that actually would have been obtained had the L3 and Harris businesses been operated together on the basis of the combined company’s four segment structure during the periods presented, or which may be realized in the future.
Amounts Adjusted for Certain Items - The Supplemental Unaudited Combined Financial Information includes amounts adjusted for certain items, including revenue, net income, net income margin, income from continuing operations per diluted common share and cash flow, in each case as adjusted to exclude merger-related deal and integration costs and certain other items previously reported by L3 or Harris, as applicable, for the prior periods as set forth in Tables 5 to 8 and the related notes. Such amounts should be viewed in addition to, and not in lieu of, revenue, net income, net income margin, income from continuing operations per diluted common share and cash flow and other financial measures on an unadjusted basis. Tables 5 to 8 and the related notes provide a reconciliation of adjusted amounts with the most directly comparable unadjusted amount. L3Harris management believes that these adjusted amounts, when considered together with the unadjusted amounts, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. L3Harris management also believes that these adjusted amounts enhance the ability of investors to analyze trends in L3Harris’ business and to understand L3Harris’ performance. In addition, L3Harris may utilize adjusted amounts as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Adjusted amounts should be considered in addition to, and not as a substitute for, or superior to, unadjusted amounts.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings per share and operating cash flow and adjusted free cash flow guidance for calendar 2020; statements regarding being well positioned to generate strong earnings and free cash flow growth in 2020 and beyond, and related reasons; potential program and contract opportunities and awards and the potential value and timing thereof; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting our commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired and the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

	(In millions, except per share amounts)
Revenue from product sales and services	$4,832	$1,666	$9,263	$3,208	$12,856	$6,431
Cost of product sales and services	(3,484)	(1,095)	(6,726)	(2,105)	(9,088)	(4,230)
Engineering, selling and administrative expenses	(928)	(304)	(1,927)	(583)	(2,586)	(1,206)
Gain on sale of business	—	—	229	—	229	—
Non-operating income	113	47	192	94	286	160
Interest income	3	—	12	1	13	2
Interest expense	(68)	(43)	(135)	(87)	(217)	(174)
Income from continuing operations before income taxes	468	271	908	528	1,493	983
Income taxes	(68)	(46)	(73)	(87)	(146)	(136)
Income from continuing operations	400	225	835	441	1,347	847
Discontinued operations, net of income taxes	(1)	—	(1)	(3)	(2)	—
Net income	399	225	834	438	1,345	847
Noncontrolling interests, net of income taxes	(6)	—	(12)	—	(12)	—
Net income attributable to L3Harris Technologies, Inc.	$393	$225	$822	$438	$1,333	$847

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$1.79	$1.91	$3.72	$3.74	$8.04	$7.15
Discontinued operations	—	—	—	(0.03)	—	—
	$1.79	$1.91	$3.72	$3.71	$8.04	$7.15
Diluted
Continuing operations	$1.77	$1.88	$3.68	$3.66	$7.90	$7.01
Discontinued operations	—	(0.01)	(0.01)	(0.02)	(0.01)	—
	$1.77	$1.87	$3.67	$3.64	$7.89	$7.01

Basic weighted average common shares outstanding	219.9	117.7	221.2	117.8	166.0	118.5
Diluted weighted average common shares outstanding	222.1	120.0	223.7	120.3	169.0	120.8

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

	(In millions)
Revenue
Integrated Mission Systems	$1,471	$11	$2,774	$23	$2,799	$47
Space and Airborne Systems	1,198	901	2,360	1,741	4,335	3,469
Communication Systems	1,119	538	2,151	1,018	3,340	2,079
Aviation Systems	1,090	170	2,038	342	2,368	680
Other non-reportable business segments	—	47	23	86	102	166
Corporate eliminations	(46)	(1)	(83)	(2)	(88)	(10)
	$4,832	$1,666	$9,263	$3,208	$12,856	$6,431
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Integrated Mission Systems	$197	$1	$377	$3	$383	$7
Space and Airborne Systems	216	172	442	328	811	647
Communication Systems	259	157	493	294	836	598
Aviation Systems	162	16	289	40	325	70
Other non-reportable business segments	—	7	—	13	14	24
Unallocated corporate expenses and corporate eliminations (A)	(47)	(2)	(140)	(2)	(141)	(52)
Merger, acquisition and divestiture-related expenses and losses	(109)	(13)	(390)	(13)	(442)	(13)
Amortization of acquisition-related intangibles	(166)	(25)	(289)	(50)	(339)	(101)
Gain on sale of business	—	—	229	—	229	—
Pension adjustment	(92)	(46)	(172)	(93)	(265)	(185)
Non-operating income	113	47	192	94	286	160
Net interest expense	(65)	(43)	(123)	(86)	(204)	(172)
	$468	$271	$908	$528	$1,493	$983
_______________
(A) Includes reclassified amounts previously presented as "Other business activities and non-reportable segments" to conform with current period classification, including additional cost of sales related to the fair value step-up in inventory sold, a gain on the sale of an asset group and charges related to our decision to transition and exit a commercial air-to-ground LTE radio communications line of business and other items.

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

	(In millions)
Operating Activities
Net income	$834	$438	$1,345	$847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	442	129	571	258
Qualified pension plan contributions	(328)	—	(329)	(301)
Pension income and share-based compensation	75	(5)	72	(19)
Impairment and other losses related to operating lease right-of-use and other assets	48	—	48	—
Gain on sale of business	(229)	—	(229)	—
Gain on sale of asset group	(12)	—	(12)	—
(Increase) decrease in:
Accounts receivable	74	(28)	93	(115)
Contract assets	15	(47)	37	(39)
Inventories	158	(14)	171	(10)
Increase (decrease) in:
Accounts payable	(148)	(101)	(131)	59
Contract liabilities	—	107	17	141
Other	10	(10)	2	26
Net cash provided by operating activities	939	469	1,655	847
Investing Activities
Net cash acquired in L3Harris Merger	1,130	—	1,130	—
Net additions of property, plant and equipment	(173)	(67)	(267)	(160)
Proceeds from sales of businesses, net	343	—	343	—
Proceeds from sale of asset group	20	—	20	—
Other investing activities	—	—	2	(3)
Net cash (used in) provided by investing activities	1,320	(67)	1,228	(163)
Financing Activities
Net proceeds from borrowings	396	26	397	1,165
Repayments of borrowings	(505)	(3)	(810)	(1,298)
Proceeds from exercises of employee stock options	109	18	141	34
Repurchases of common stock	(1,500)	(200)	(1,500)	(322)
Cash dividends	(347)	(163)	(509)	(298)
Repurchases of common stock to satisfy tax withholding obligations	(86)	(20)	(91)	(27)
Other financing activities	(38)	—	(38)	(7)
Net cash used in financing activities	(1,971)	(342)	(2,410)	(753)
Effect of exchange rate changes on cash and cash equivalents	6	(5)	8	(10)
Net increase (decrease) in cash and cash equivalents	294	55	481	(79)
Cash and cash equivalents, beginning of period	530	288	343	422
Cash and cash equivalents, end of period	$824	$343	$824	$343

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
SELECTED BALANCE SHEET INFORMATION
(Unaudited)

	January 3, 2020	June 28, 2019	December 28, 2018

	(In millions)
Assets
Cash and cash equivalents	$824	$530	$343
Receivables	1,216	457	494
Contract assets	2,459	807	829
Inventories	1,219	360	425
Inventory prepayments	91	—	—
Property, plant and equipment	2,117	894	901
Operating lease right-of-use assets	837	—	—
Goodwill and other intangible assets	28,276	6,210	5,370

Liabilities
Short-term debt	$3	$103	$103
Accounts payable	1,261	525	521
Contract liabilities	1,214	496	479
Compensation and benefits	460	161	128
Current portion of long-term debt, net	257	656	305
Defined benefit plans	1,819	1,174	635
Operating lease liabilities	781	—	—
Long-term debt, net	6,694	2,763	3,411
Equity	22,740	3,363	3,412

L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

	(In millions)
Revenue from product sales and services	$4,832	$1,666	$9,263	$3,208	$12,856	$6,431
Add pre-merger L3 revenue from product sales and services	—	2,771	—	5,290	5,331	10,244
Less revenue generated by divested businesses	—	(53)	(23)	(98)	(104)	(250)
Intracompany eliminations	—	(2)	—	(8)	(9)	(21)
Combined revenue from product sales and services (B)	$4,832	$4,382	$9,240	$8,392	$18,074	$16,404

Net income	$399	$225	$834	$438	$1,345	$847
Adjustments:
Pre-merger L3 net income	—	231	—	439	437	1,026
Discontinued operations, net of income taxes	1	1	1	4	2	(205)
Net interest expense	65	80	123	158	270	321
Income taxes	68	59	73	118	233	239
Net operating income generated by divested businesses	—	(5)	—	(9)	(12)	(19)
(Gain) loss on sale of businesses	—	2	(229)	6	(229)	(42)
Gain on sale of asset group	—	—	(12)	—	(12)	—
L3Harris Merger transaction costs, including change in control charges, and pre-merger L3 transaction costs	18	36	153	41	220	41
L3Harris Merger integration costs	43	—	189	—	219	—
Charges related to consolidation of facilities	48	—	48	—	48	5
Gain on pension curtailment	(23)	—	(23)	—	(23)	—
Additional cost of sales related to the fair value step-up in inventory sold	50	—	142	—	142	—
Amortization of acquisition-related intangibles	166	25	289	50	339	101
Non-cash cumulative adjustment to lease expense	(2)	—	10	—	10	—
Losses and other costs related to debt refinancing	2	—	3	21	6	95
Charges related to decision to transition and exit a commercial line of business and other items	—	—	—	—	—	47
Total adjustments	436	429	767	828	1,650	1,609
Adjusted EBIT (A)	$835	$654	$1,601	$1,266	$2,995	$2,456

Adjusted EBIT margin percentage (A) / (B)	17.3%	14.9%	17.3%	15.1%	16.6%	15.0%

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Income from Continuing Operations per Diluted Common Share to
Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018
Income from continuing operations per diluted common share attributable to L3Harris Technologies, Inc. common shareholders	$1.77	$1.88	$3.68	$3.66	$7.90	$7.01
Pre-merger L3 income from continuing operations per diluted common share attributable to common shareholders	—	1.01	—	1.91	1.89	3.56
Impact of L3 diluted common shares	—	(0.87)	—	(1.68)	(1.95)	(3.22)
	1.77	2.02	3.68	3.89	7.84	7.35
Adjustments:
Net operating income generated by divested businesses	—	(0.03)	—	(0.05)	(0.03)	(0.08)
(Gain) loss on sale of businesses	—	0.01	(1.02)	0.03	(1.02)	(0.18)
Gain on sale of asset group	—	—	(0.05)	—	(0.05)	—
L3Harris Merger transaction costs, including change in control charges, and pre-merger L3 transaction costs	0.08	0.16	0.68	0.18	0.98	0.18
L3Harris Merger integration costs	0.19	—	0.84	—	0.97	—
Charges related to consolidation of facilities	0.22	—	0.22	—	0.22	0.03
Gain on pension curtailment	(0.10)	—	(0.10)	—	(0.10)	—
Additional cost of sales related to the fair value step-up in inventory sold	0.23	—	0.64	—	0.64	—
Amortization of acquisition-related intangibles	0.75	0.11	1.30	0.22	1.52	0.45
Non-cash cumulative adjustment to lease expense	(0.01)	—	0.04	—	0.04	—
Losses and other costs related to debt refinancing	0.01	—	0.01	0.09	0.02	0.42
Charges related to decision to transition and exit a commercial line of business and other items	—	—	—	—	—	0.21
Total pre-tax adjustments	1.37	0.25	2.56	0.47	3.19	1.03
Income taxes on above adjustments	(0.29)	(0.05)	(0.81)	(0.10)	(0.95)	(0.23)
Impact of non-cash adjustments related to tax reform	—	—	—	—	—	(0.23)
Total adjustments after-tax	1.08	0.20	1.75	0.37	2.24	0.57
Adjusted income from continuing operations per diluted common share	$2.85	$2.22	$5.43	$4.26	$10.08	$7.92

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY '20 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to L3Harris Technologies, Inc.
(Unaudited)

Guidance
Calendar Year Ended January 1, 2021
Income from continuing operations per diluted common share attributable to L3Harris Technologies, Inc. common shareholders	$8.35 to $8.75
Adjustments:
L3Harris Merger integration costs	~ 0.72
Amortization of acquisition-related intangibles	~ 3.17
Additional cost of sales related to the fair value step-up in inventory sold	~ 0.06
Total pre-tax adjustments	~ 3.95
Income taxes on above adjustments	~ (0.95)
Total adjustments after-tax	~ 3.00
Non-GAAP income from continuing operations per diluted common share	$11.35 to $11.75

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY '19 Fourth Quarter Summary and L3Harris CY '20 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Two Quarters Ended		Calendar Year Ended
	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018	January 3, 2020	December 28, 2018

	(In millions)
Net cash provided by operating activities	$858	$352	$939	$469	$1,655	$847
Pre-merger L3 net cash provided by operating activities	—	681	—	845	414	1,032
Net additions of property, plant and equipment	(89)	(36)	(173)	(67)	(267)	(160)
Pre-merger L3 net additions of property, plant and equipment	—	(64)	—	(122)	(98)	(229)
Free cash flow	769	933	766	1,125	1,704	1,490
Net cash (provided by) used in operating activities from L3 discontinued operations	—	19	—	19	(19)	10
Income tax payments attributable to discontinued operations	—	2	—	71	—	80
Cash used for L3Harris Merger transaction costs, including change-in-control payments, and pre-merger L3 transaction costs	3	33	254	49	323	49
Cash used for L3Harris Merger integration costs	59	—	127	—	150	—
Voluntary contribution to defined pension plans	—	—	302	—	302	300
Adjusted free cash flow	$831	$987	$1,449	$1,264	$2,460	$1,929

Guidance
Calendar Year Ended January 1, 2021
(In millions)
Net cash provided by operating activities	$2,800 to $2,900
Less capital expenditures	~ (400)
Free cash flow	2,400 to 2,500
Cash used for L3Harris Merger integration costs	~ 200
Adjusted free cash flow	$2,600 to $2,700